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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                  FORM 8-K
                                  ========

                               CURRENT REPORT
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    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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            Date of Report (Date of earliest event reported)  N.A.
                                                              ----



                                  MESA INC.
                                  =========
           (Exact name of registrant as specified in its charter)




                                   1-10874
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                            Commission File Number

            Texas                                           75-2394500
            -----                                           ----------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)


2600 Trammell Crow Center
    2001 Ross Avenue
      Dallas, Texas                                            75201
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 (Address of Principal                                       (Zip Code)
   Executive Offices)


                               (214) 969-2200
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            (Registrant's telephone number, including area code)


                                Not Applicable
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        (Former name or former address if changed since last report)




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
Item 5.  Other Events
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     On January 12, 1994, MESA Inc. and Unocal Corporation issued a joint press release.  The text of the joint press release is as follows:

                      MESA and Unocal Settle Litigation
                      ---------------------------------

     MESA Inc. and Unocal Corporation today jointly announced that they have agreed to settle a lawsuit by Unocal and a Unocal shareholder against MESA.

     Both MESA and Unocal said that they believe the settlement is in the best interests of their respective shareholders in light of the uncertainties of litigation and other relevant circumstances.

     Under the terms of the settlement, Unocal will receive $47.5 million in cash from MESA and other parties named in the lawsuit. MESA's share of the payment will be $42.8 million. For the purpose of settling the claim, MESA intends to issue and sell an additional amount of its 12-3/4% Secured Discount Notes due in 1998 as permitted by the indenture governing the presently outstanding Notes.

     After accounting for all fees and expenses associated with the litigation, Unocal expects to realize approximately $33 million before tax from the settlement. MESA will reflect a loss from the settlement in the fourth quarter of 1993.

     As part of the settlement, Unocal and the shareholder plaintiff in the lawsuit will release all claims against MESA and the other defendants arising from the lawsuit.

     The lawsuit alleged that the defendants had purchased and sold Unocal common shares within a 6-month period in 1985 in transactions subject to
Section 16(b) of the Securities Exchange Act of 1934, resulting in alleged short-swing profits of approximately $99 million that were recoverable by Unocal under Section 16(b). The plaintiffs also asked the Court, in its discretion, to grant pre-judgment interest, which amount could currently exceed $50 million. MESA contended that none of the share transactions were subject to Section 16(b) and, further, that no profit was realized. The lawsuit was filed in 1986.

     The settlement must be approved by the United States District Court for the Central District of California following notification by Unocal to its security holders. It is expected that the settlement will be effective in the first quarter of 1994.

                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                     MESA INC.
                                                     (Registrant)



                                                 By: /s/ William D. Ballew
                                                     ---------------------
                                                     William D. Ballew
                                                     Controller


Date:  January 12, 1994
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